Exhibit 99.1
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Specialty Ingredients sales)

Monthly Sales ($ in millions)*

	2008	2009	2010	2011	2012
January	70.6	60.1	74.9	76.3	215.8
February	86.0	72.3	67.7	81.4	236.3
March	98.9	90.5	97.5	112.2	270.9
April	89.1	65.6	56.1	86.8	252.9
May	96.8	74.8	78.9	100.8	280.3
June	116.7	92.3	91.9	115.8	259.9
July	77.7	67.2	68.6	94.0	251.3
August	99.0	79.1	77.7	106.6	226.8
September	112.2	90.3	92.7	109.4	255.7
October	71.9	67.2	68.2	206.0	202.4
November	79.3	73.2	68.4	215.0
December	80.1	69.1	79.2	206.9

12 Month Rolling Average ($ in millions)*

	2008	2009	2010	2011	2012
January	82.8	89.0	76.4	76.9	137.5
February	83.3	87.8	76.0	78.1	150.5
March	85.2	87.1	76.6	79.3	163.7
April	87.1	85.2	75.8	81.9	177.5
May	87.1	83.4	76.1	83.7	192.5
June	88.7	81.3	76.1	85.7	204.5
July	88.6	80.5	76.2	87.8	217.6
August	89.7	78.8	76.1	90.2	227.6
September	91.3	77.0	76.3	91.6	239.8
October	91.2	76.6	76.4	103.1	239.5
November	90.4	76.0	76.0	115.3
December	89.9	75.1	76.8	125.9

*NOTE:  All information presented subsequent to September 2011 includes activity related to ISP, which was acquired on August 23, 2011.  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.  The 12 month rolling sales average will continue to include pre-acquisition results through November 2009.